                        CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Keystone Balanced Fund (K-1)

         We consent to the use of our report dated July 28, 1995, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.


                                                           KPMH Peat Marwick LLP


Boston, Massachusetts
September 22, 1995